                                                                 Exhibit 23
                                                                 ----------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our report dated February 22, 1996, on our audits of the consolidated financial statements and the financial statement schedule of Pacific Bell and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K, and in Pacific Bell's registration statement as follows:

     Form S-3:  Pacific Bell $1.575 Billion Debt Securities



/s/ COOPERS & LYBRAND L.L.P.
San Francisco, California
March 22, 1996